UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2025

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31719	13-4204626

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Oceangate, Suite 100,	Long Beach,	California	90802

(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (562) 435-3666
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.
 ☐

Item 1.01. Entry into a Material Definitive Agreement.

6.500% Senior Notes due 2031

On November 20, 2025 (the “Settlement Date”), Molina Healthcare, Inc., a Delaware corporation (the “Company”), completed the private offering of $850.0 million aggregate principal amount of the Company’s 6.500% Senior Notes due 2031 (the “Notes”) pursuant to an indenture, dated as of the Settlement Date, by and between the Company and U.S. Bank Trust Company, National Association, as trustee, attached as Exhibit 4.1 to this Current Report on Form 8-K (the “Indenture”).

The following is a brief description of the terms of the Notes and the Indenture.

Interest and Maturity

The Notes bear interest at the rate of 6.500% per year. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2026. Interest accrues from the Settlement Date. The Notes will mature on February 15, 2031.

Ranking

The Notes are senior unsecured obligations of the Company and rank pari passu in right of payment with all existing and future senior debt and senior to all existing and future subordinated debt of the Company. The Notes are effectively subordinated to all existing and future secured debt of the Company to the extent of the value of the assets securing such debt. In addition, the Notes are structurally subordinated to all indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries.

Optional Redemption

The Notes are redeemable on and after December 15, 2027, at the redemption prices specified in the Indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Company may also redeem some or all of the Notes prior to December 15, 2027 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole premium”.

In connection with any tender offer, other offer to purchase or exchange offer for all or any of the Notes (including a change of control offer, an alternate offer or an asset sale offer), if holders of no less than 90% of the aggregate principal amount of the Notes validly tender their Notes, the Company, or any third party making such offer in lieu of the Company, are entitled to redeem any remaining Notes at (i) in the case of a tender offer or other offer to purchase, the price offered to each holder or (ii) in the case of an exchange offer, for the same consideration provided in such exchange offer.

Repurchase at the Option of the Holders upon a Change of Control

Upon the occurrence of a Change of Control (as defined in the Indenture), unless the Company has exercised its right to redeem all of the Notes as described under “Optional Redemption” above, each holder of the Notes will have the right to require the Company to repurchase all or any part of such holder’s Notes at a purchase price calculated as provided in the Indenture plus accrued and unpaid interest, to, but not including, the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

No Registration Rights

The Company will not be required to, nor does it intend to, register the Notes for resale under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction.

Events of Default

The Indenture provides for customary events of default, including cross acceleration to certain other indebtedness of the Company.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the form of Note filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

New Revolving Credit Facility

On November 20, 2025, the Company entered into a Credit Agreement (the “New Credit Agreement”) among the Company, as the Borrower, the Lenders (as defined therein), and Truist Bank, as Administrative Agent, Issuing Bank and Swingline Lender. The New Credit Facility replaced the Company’s prior credit agreement dated as of June 8, 2020 (as amended from time to time prior to November 20, 2025, the “Prior Credit Agreement”). The terms of the New Credit Agreement are substantially similar to the terms of the Prior Credit Agreement, except that certain covenants are amended in a manner favorable to the Company.

The foregoing summary of the New Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes, the Indenture and the New Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 8.01. Other Events.

On the Settlement Date, the Company issued a press release announcing the closing of the offering of the Notes. The full text of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2025, by and between Molina Healthcare, Inc. and U.S. Bank Company Trust Company, National Association, as Trustee

4.2	Form of Note (included in Exhibit 4.1)

10.1*
Credit Agreement, dated as of November 20, 2025, by and among Molina Healthcare, Inc., as the Borrower, Truist Bank, As Administrative Agent, Issuing Bank and Swingline Lender, and the Lenders party thereto

99.1	Press release of Molina Healthcare, Inc. issued November 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: November 20, 2025	By:	/s/ Jeff Barlow
Jeff Barlow Chief Legal Officer and Secretary